IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE


In re:
                                                  )
SA TELECOMMUNICATIONS, INC.,                      )
ADDTEL COMMUNICATIONS, INC.,                      )    Chapter 11
LONG DISTANCE NETWORK, INC.,                      )
NORTH AMERICAN TELECOMMUNICATIONS CORPORATION,    )    Case Nos. 97-2395 (PJW)
UNIQUEST COMMUNICATIONS, INC.,                    )    through 97-2401 (PJW)
U.S. COMMUNICATIONS, INC.,                        )
and SOUTHWEST LONG DISTANCE NETWORK, INC.,        )    Jointly Administered
                                                  )
                               Debtors.           )
                                                  )


                 ORDER GRANTING REMAINDER OF RELIEF WITH RESPECT
                  TO MOTION (I) PURSUANT TO SECTIONS 363(B) AND
                   105(A) OF THE BANKRUPTCY CODE APPROVING (A)
                 BREAK-UP FEE AND EXPENSE REIMBURSEMENT IN FAVOR
                    OF EQUALNET HOLDING CORP. AND (B) MINIMUM
                 OVERBID PROVISIONS AND (II) PURSUANT TO SECTION
                364 OF THE BANKRUPTCY CODE APPROVING OVERADVANCE
                FACILITY UNDER THE POST-PETITION LENDING FACILITY


          Upon consideration of the Motion for Order (i) Pursuant to Section 363(b) and 105 (a) Approving (a) Break-Up Fee and Expense Reimbursement in Favor of Equalnet Holding Corp. and (b) Minimum Overbid Provisions and (ii) Pursuant to Section 364 of The Bankruptcy Code Approving Overadvance Facility Under The Post-Petition Lending Facility, dated December 24, 1997 (the "Motion"), filed by SA Telecommunications, Inc., and certain of its directly and indirectly wholly-owned subsidiaries, AddTel Communications, Inc., Long Distance Network, Inc., North American Telecommunications Corporation, Uniquest Communications, Inc., U.S. Communications, Inc. and Southwest Long Distance Network, Inc. (collectively, the "Debtors"); and upon the Court's consideration of the Motion at a hearing held on January 5, 1998 (the "Hearing")1; and the Court having found that certain provisions of the relief requested in the Motion were in the best interests of the Debtors and their estates and would expedite the process leading to the sale of the Debtors' assets as a going concern; and the Court having entered an order, dated January 8, 1998, approving, inter alia, the Break-Up Fee, Expense Reimbursement and Overbid portions of the Motion (the "Partial Relief Order"); and the parties having adjourned that portion of the Motion dealing with EqualNet Holding Corp.'s2 provision of additional debtor-in-possession financing pursuant to section 364 of the Bankruptcy Code (the "Additional DIP Monies" or the "EqualNet Loan"); and the Court having held a hearing on the remainder of the Motion on March 6, 1998 (the "Remainder Hearing"); and sufficient notice having been given; and upon the agreement reached among the Debtors, EqualNet, and the Committee with respect to a resolution of the Committee's objection to the terms under which EqualNet would provide the Additional DIP Monies; and it appearing that EqualNet's provision of the Additional DIP Monies on the terms and conditions described herein is vital to the Debtors' continued operations during the pendency of these chapter 11 cases; and after due deliberation; and all other objections to the Motion having been withdrawn or overruled; and no adverse interest being represented; and the Court having approved the EqualNet Loan on the terms and conditions described at the Remainder Hearing, subject only to definitive documentation; the Court now makes the following findings of fact and conclusions of law:


________________________


1 Capitalized terms not defined herein shall have the meaning ascribed to them in the Partial Relief Order.

2 The Motion contemplated that the additional debtor-in-possession financing would be provided by Willis. However, due to changed circumstances, the additional debtor-in-possession financing will be provided by EqualNet Holding Corp. ("EqualNet").

                    Findings of Fact and Conclusions of Law3

________________________

3 Findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact when appropriate. See Bankruptcy Rule 7052.


          A. This Court has jurisdiction over this matter pursuant to 28 U.S.C. 1334. The portion of the motion dealing with the EqualNet Loan is a core proceeding pursuant to 28 U.S.C. ss. 157(b)(2)(D).

          B. The Debtors, EqualNet and EqualNet Corporation (the "Buyer" and, collectively with EqualNet, the "EqualNet Parties") entered into a purchase agreement dated as of January 15, 1998 (as amended from time to time, the "Purchase Agreement") which contemplates a sale of substantially all of the Debtors' assets to EqualNet.

          C. On March 4, 1998, the Debtors conducted an auction (the "Auction") pursuant to the Second Amended Order (i) Authorizing and Scheduling Auction at Which the Debtors May Sell Substantially All Their Assets Free and Clear of Liens, Claims and Encumbrances; (ii) Approving Proposed Auction Procedures;
(iii) Scheduling Hearing and Objection Deadline on Motion of Debtors to Sell Assets; and (iv) Approving Notice and Service of the Sale Approval Motion (the "Second Amended Scheduling Order").

          D. At the Auction, the Buyer enhanced its offer contained in the Purchase Agreement and the Debtors and the Committee jointly determined in the reasonable exercise of their business judgment that the enhanced offer of the Buyer submitted at the Auction is the highest and best offer for the Debtors' assets.

          E. At a hearing held in front of the Court on March 6, 1998, the Court approved the sale of the Debtors' assets to the Buyer pursuant to the terms of the Purchase Agreement and the Sale Approval Order.

          F. In connection with its bid at the Auction, EqualNet shall provide the Debtors with $1.5 million of debtor-in-possession financing pursuant to section 364 of the Bankruptcy Code, commencing no later than March 10, 1998, on the terms and conditions contained both herein and in that certain Stipulation Concerning Debtor-in-Possession Financing Provided by EqualNet Holding Corp., dated as of March 10, 1998 (the "Stipulation"). The EqualNet Loan shall mature - and be due and payable - upon the earliest of: (i) the closing date of the sale to EqualNet; (ii) May 31, 1998; and (iii) the effective date of the Debtors' chapter 11 plan of reorganization. A true and complete copy of the Stipulation is attached hereto as Exhibit A.

          G. Given the Debtors' prudent determination that a going concern sale is the best way for the Debtors to maximize creditor returns, the Debtors' decision to execute the Purchase Agreement and the Stipulation constitutes an appropriate and prudent exercise of the Debtors' business judgment.

          H. The Debtors require the Additional DIP Monies in order to meet necessary expenses pending consummation of the proposed sale of the Debtors' assets pursuant to section 363(b) of the Bankruptcy Code. Without the Additional DIP Monies, the Debtors will be unable to continue as operating entities. Despite their efforts, the Debtors have been unable to locate alternative DIP financing from any other source, let alone financing on terms more favorable than those offered by EqualNet.

          I. The conditions under which EqualNet will advance the Additional DIP Monies are fair and reasonable in light of the vital importance of the Additional DIP Monies to the Debtors' continued viability as a going concern -- and the lack of any alternative available source of funds.

          J. Notice of the Motion has been given to all persons or entities entitled thereto in accordance with the requirements of the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure, the Local Rules of this Court and Orders of this Court granted in these cases. The form, manner of notice, and timing of the Motion are sufficient and appropriate in the particular circumstances of these cases and are hereby approved.

          ACCORDINGLY, IT IS HEREBY ORDERED, ADJUDGED AND DECREED, THAT:

          1. The Court hereby approves all of the terms and conditions of the EqualNet Loan as described in the Stipulation and paragraph F above.

          2. Without limiting the generality of the foregoing and in accordance with the Stipulation and paragraph F above, EqualNet shall provide the Debtors with $1.5 million of Additional DIP Monies commencing no later than March 10, 1998 -- on the terms and conditions described herein and therein and pursuant to an operating budget which shall be distributed to the Committee and EqualNet, and which EqualNet must approve of prior to disbursing any funds to the Debtors.

          3. Concurrently with the first borrowing by the Debtors under the EqualNet Loan after the entry of this Order, the Debtors shall reimburse EqualNet for one-half of the reasonable fees and disbursements of its counsel (such half not to exceed $25,000) in connection with its provision of the Additional DIP Monies.

          4. Subject to the proviso contained in this paragraph, any debt arising from EqualNet's provision of the Additional DIP Monies shall be -- subject only to the terms and conditions contained in this Order and the Stipulation - deemed a superpriority administrative expense claim of the Debtors' estates pursuant to Sections 364(c), 507(a)(1) and 503(b) of the Bankruptcy Code, with priority over all other administrative expense claims of the kind specified in sections 503 and 507 of the Code. Such priority shall continue notwithstanding any appointment of a trustee or any conversion of these chapter 11 cases to cases under chapter 7 of the Bankruptcy Code, and shall be superior to the administrative expenses of any superceding chapter 7 case; provided, however, that all principal, interest, costs, fees and expenses owing under the EqualNet Loan shall be fully subordinate to (i) the entire amount of the Greyrock Facility, including, without limitation, any future advances or loans thereunder, and (ii) the professional fees and expenses incurred by the retained professionals in the Debtors' chapter 11 cases -- up to an aggregate amount of $200,000 -- which professional fees and expenses are already expressly "carved out" of the existing Greyrock Facility pursuant to that certain Order Granting and Approving Motion for Authority to Borrow, to Use Cash Collateral, to Enter into Stipulation, and Granting Security Interests and Priorities, dated November 21, 1997.

          5. EqualNet's provision of the Additional DIP Monies to the Debtors is approved on the terms and conditions set forth herein and in the Stipulation. In connection therewith, EqualNet shall be afforded all the protections afforded a good faith lender pursuant to section 364(e) of the Code and shall be granted liens (as described in the Stipulation) securing this advance of Additional DIP Monies.

          6. This Order shall survive entry of an order which may be entered converting these cases to chapter 7 cases or any order confirming a plan of reorganization. The terms and conditions of this Order and the Stipulation, as well as the priorities, liens and security interests in favor of EqualNet, shall be binding upon all parties in interest in these chapter 11 cases (and in any subsequently converted chapter 7 cases). The liens and securities interests granted herein to EqualNet and GBC shall maintain their priority as provided for by this Order and pursuant to the Stipulation until all obligations arising from EqualNet's provision of the Additional DIP Monies and all obligations due GBC are satisfied and discharged in full.

          7. Nothing contained herein shall be deemed to impair the rights, if any, of telecommunications carriers to surcharge any collateral pursuant to 11 U.S. C.ss. 506(c).

Dated:   Wilmington, Delaware
         March 13, 1998


                                                  /s/ Peter J. Walsh
                                                  ------------------------------
                                                  UNITED STATES BANKRUPTCY JUDGE